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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated March 12, 1997, accompanying the consolidated financial statements of Phoenix Network, Inc. and subsidiaries appearing in the 1996 Annual Report of the Company to its stockholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended December 31, 1996 as amended on Form 10-K/A. We have issued our reports dated March 28, 1996 (except for note A, as to which the date is October 8, 1996) accompanying the 1995 consolidated financial statements and supplemental consolidated financial statements of Phoenix Network, Inc. and subsidiaries and our report dated February 16, 1996 accompanying the 1995 consolidated financial statements of AmeriConnect, Inc. and subsidiaries appearing in the Company's Form 8-K dated January 23, 1997. We consent to the incorporation by reference in the Form S-3/A Registration Statement (File No. 333-33091) of the aforementioned reports and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Denver, Colorado

September 11, 1997